THIS LEASE dated the    8th    DAY OF OCTOBER, 1996
         IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT

BETWEEN:

          FERDI INVESTMENTS COMPANY LIMITED, a Corporation
         c/o The Cora Group Inc.
         Mezzanine Level
         40 Weber Street East
         Waterloo, Ontario
         N2H 6R3

         (hereinafter called the "Landlord")

                                                              OF THE FIRST PART
         - and -

         NAVTECH SYSTEMS SUPPORT INC.
         (hereinafter called the "Tenant")

                                                              OF THE SECOND PART


         WITNESSETH that in consideration of the rents, covenants, conditions and agreements hereinafter reserved and contained, the Landlord and the Tenant covenant and agree as follows:

1.       For the purposes of this Lease:

(a) "ADDITIONAL RENT" means all amounts payable by the Tenant under the terms of this Lease, whether payable to the Landlord or otherwise, over and above Basic Rent, and the Landlord shall have the same rights and remedies for recovery thereof as it has in respect of Basic Rent reserved hereunder.

(b) "BASIC RENT" means those amounts set out as Basic Rent in Section 4 of this Lease.

(c) "BUILDING" means the structure(s) and premises erected on the Lands of which the Premises form part, in the City of Waterloo, municipally known as 175 Columbia Street West, including (where applicable) all outside areas, landscaped areas, roadways and driveways, cul-de-sacs, tunnels and ramps, outside and covered parking areas, existing or to be constructed from time to time in, under or upon the Lands, and any additions, reductions, deletions, alterations, substitutions and improvements made thereon or thereto from time to time.

(d) "LANDLORD'S ARCHITECT" means a qualified architect, engineer or Ontario Land Surveyor from time to time chosen by the Landlord.

(e) "LANDS" means those lands and premises described in the legal description annexed hereto as Schedule "A" on which the Building is located.

(f) "LEASE" means this lease and any amendments and alterations from time to time made to this lease in accordance with the provisions herein set out.

     (g) "NORMAL BUSINESS HOURS" means 8:30 a.m. to 6:00 p.m. Monday through Friday (but excluding Saturdays, Sundays and holidays), as such hours may be varied by the Landlord from time to time.

(h) "OPERATING COSTS" means the aggregate of all costs, expenses or amounts incurred, whether by the Landlord or others on behalf of the Landlord, in connection with the complete maintenance, operation, insurance, management and repair of the Lands and the Building and all components thereof and all improvements of the Landlord thereon or therein including, without limiting the foregoing and without duplication: the costs of all repairs required for such operation and maintenance; all costs in respect of any heating, ventilating and air conditioning and fuel, energy and other costs of providing heat, ventilating and air conditioning; all capital expenditures made by the Landlord in an effort to promote energy conservation as set out in Section 8(x) of this Lease; the cost of operating and maintaining elevators and escalators (if any); the cost of providing hot and cold water; the cost of electricity including lighting not otherwise charged to tenants; the cost of snow, ice and refuse clearance and removal; landscape maintenance and window cleaning; the cost of all insurance with respect to the Building, including "all risks" (including flood and earthquake), boiler and machinery, liability and other casualties and loss of rental income insurance, accounting costs incurred in connection with preparation of statements and for tenants; the cost of providing security services; the cost of all rental equipment and building supplies used by the Landlord for all such operations and maintenance or any other purpose; amounts paid on service contracts with respect to the Building; the amount of all salaries, wages and benefits paid to or on behalf of persons engaged in cleaning, supervision, maintenance, operation, management, and repair of the Building; any business taxes which may be imposed on the Landlord by reason of its operation of the Lands and Building or parts thereof, but not including any business taxes for Rentable Area of the Building; any goods and services or value-added taxes, charges or levied which may be imposed on or in connection with any of the costs expenses or amounts set out in this subparagraph; and management fees or charges of managing agents or Landlord's reasonable charges in lieu thereof if the Landlord undertakes management of the Lands or Building, which fees or charges in any Year shall not exceed five percent (5%) of the Base Rent payable for such Year.

Operating Costs shall not include (i) interest on Landlord's debt, capital retirement of debt, amounts directly chargeable to capital account, (ii) commissions paid to agents or brokers in connection with the leasing of premises in the Building, (iii) the cost of any structural repairs and replacements, improvements, additions or alterations to the Building, (iv) Tenant's improvements, (v) taxes where the Landlord is reimbursed, such as goods and services tax, and (vi) any costs or any future costs associated with complying with government regulations or any government laws including, without limiting the generality of the foregoing, requiring handicapped accessibility and for adherence to environmental standards including air quality requirements, hazardous material or toxic substances.

(i) "PREMISES" means those portions of the Building as shown outlined in red on the floor plans annexed hereto as Schedule "B", and being further designated as containing APPROXIMATELY Eight Thousand (8,000) square feet (subject to exact measurement as provided in Section 2), as outlined in Schedule "B" including any heating, ventilating, air-conditioning and mechanical, sprinkler and electrical equipment, machinery and installations, and water, gas, sewage, telephone and other communications facilities and electric power services and utilities comprised therein for the exclusive use thereof, but excluding the roof of, structural sub-floor of and exterior walls and for greater certainty (excluding doors, windows and interior services) of, such premises.

(j) "PROPORTIONATE SHARE" means that fraction having as its numerator the Rentable Area of the Premises, and having its denominator the Rentable Area of the Building, subject to the following adjustments. No deductions shall be made for columns necessary to the Building.

(k) "RENTABLE AREA OF THE BUILDING" means the total of the Rentable Areas of all premises leased or set aside from time to time by the Landlord for leasing in the Building (including the Premises), calculated in the same manner as that stipulated in subparagraph 1(d); such areas being as certified from time to time by the Landlord's Architect.

(l) "RENTABLE AREA OF THE PREMISES" means the area of the Premises expressed in square feet or square meters in a certificate prepared by the Landlord's Architect, which certificate shall be conclusive and binding subject as herein provided and shall be delivered to the Tenant on or after the commencement of the Term, at which time any adjustment to the area that is required thereby shall be made. The Rentable Area of the Premises shall be measured and determined in accordance with the BOMA standards and provided the following is not inconsistent therewith:

i) In the case of Premises occupying a whole floor, the Rentable Area of the Premises shall be computed by measuring to the inside finish of permanent outer building walls, or from the glass line where at least 50% of the outer building wall is glass, but shall not include stairs, elevator shafts, stacks, pipe shafts and vertical ducts with their enclosing walls. Washrooms, air conditioning rooms, fan rooms, janitors' closets and electrical closets within and exclusively primarily serving only that floor shall be included in the Rentable Area of the Premises. No deductions shall be made for columns and projections necessary to the Building.

ii) In the case of Premises occupying part of a floor, the Rentable Area of the Premises shall be computed by measuring to the inside finish of permanent outer building walls, or from the glassline where at least 50% of the outer building wall is glass, to the office side of corridors and/or other permanent partitions, and to the centre of partitions that separate the Premises from adjoining rentable areas. No deductions shall be made for columns necessary to the Building.

(m) "RULES AND REGULATIONS" means those rules and regulations set out in Schedule "C" to this Lease, and any additional or other rules and regulations made from time to time in accordance with Article 8(f) of this Lease.

(n) "TAXES" means all taxes, rates, duties, levies and assessments whatsoever whether municipal, parliamentary or otherwise, levied, charged or assessed upon the Lands and Building, or upon any part or parts thereof, and all improvements now or hereafter erected or placed on the Lands, or charged against the Landlord on account thereof, including local improvement charges but excluding (i) the amount by which separate school taxes (if any should be payable) exceed the amount which would have been payable for school taxes if no assessment for public school taxes had been made, (ii) any taxes such as corporate, income, profit and excess profit taxes assessed upon the income of the Landlord and tax on the Landlord's capital and (iii) any penalties or interest charges arising from the Landlord failing to pay any such charges on their due date. In addition to the foregoing, Taxes shall include any and all taxes, charges, levies or assessments which may in the future be levied, charged or assessed in lieu thereof or in addition thereto. Provided that the Landlord has a reasonable expectation for believing that a reduction in such Taxes can be achieved, taxes shall also include all reasonable costs and expenses incurred by the Landlord in obtaining or attempting to obtain a reduction or prevent an increase in the amount of such Taxes.

(o) "TERM" means that Term set out in Article 3 of this Lease or as such term may be altered, extended or reduced in accordance with the provisions of this Lease.

(p) "YEAR" means each calender year, the whole or part of which is included within the Term.

2.       PREMISES

The Landlord hereby leases to the Tenant the Premises. The exact measurement shall be determined by an independent third party in accordance with the BOMA standards for a multi-tenant floor. There shall be no gross up factor charged to the Tenant at any time during the Term or any Renewals.

3.       TERM

(a) To have and to hold the Premises for and during the Term of Ten (10) Years commencing on the 1st day of November, 1996 and ending on the 31st day of October, 2006.

(b) Subject to the provisions of this Lease and provided the Tenant is not at any time in default of any covenants in this Lease, the Tenant shall be entitled to renew this Lease for an additional term of Five (5) years from November 1, 2006, on written notice to the Landlord given not less than six (6) months prior to the expiry of the preceding term, of its intention to negotiate a renewal.

(c) Notwithstanding, the Tenant shall have the right to renew the Lease for an additional five (5) years under the same terms and conditions contained in this Lease, save and except for the Free Rent, Leasehold Improvement Allowance, and Basic Rent which shall be at the current market rate, but not including the value of any improvements that may have been made by the Tenant to the Premises during the Term, having also considered the value of any new additional improvements to be made in the event of the Tenant exercising this Option to Renew, for a similar building, in a similar location. Should the Tenant renew, the Landlord shall repaint and recarpet the entire Premises at the Landlord's sole cost.

4.       BASIC RENT.

(a) Yielding and paying therefore yearly and every year during the Term unto the Landlord as Basic Rent for the Premises without any set-offs, deductions or defalcations whatsoever, the following amounts per square foot of Rentable Area of the Premises on a per annum basis:

     November 1, 1996 - April 30, 1997   - Zero  ($0.00)
     May 1, 1997 - October 31, 1997      - Five Dollars and Fifty Cents ($5.50)
     November 1, 1997 - October 31, 1998 - Six Dollars and Fifty Cents ($6.50) November 1, 1998 - October 31, 1999 - Seven Dollars and Fifty Cents ($7.50) November 1, 1999 - October 31, 2000 - Eight Dollars and Fifty Cents ($8.50) November 1, 2000 - October 31, 2003 - Nine Dollars and Fifty Cents ($9.50) November 1, 2003 - October 31, 2006 - Ten Dollars and Fifty Cents ($10.50)


plus the Goods and Services Tax of lawful money in Canada to be paid in advance in equal monthly instalments on the first day of each and every month during the Term to the Landlord at 40 Weber Street East, Mezzanine Level, Kitchener, Ontario N2H 6R3, or at such other place or places as the Landlord shall designate from time to time in writing, the first of such payments to be made on the first day of May, 1997 subject as provided in Article 4(b). If the Term commences on any other day than the first day of the month, or ends on any day other than the last day of a month, Basic Rent and Additional Rent for the fractions of a month at the commencement and at the end of the Term shall be adjusted pro rata on a per diem basis.

5.       TAXES

(a) The Tenant covenants to pay the Tenant's Proportionate Share of Taxes for each Year of the Term, to the Landlord as Additional Rent within thirty (30) days following receipt by the Tenant of written notice of the amount of such Tenant's Proportionate Share of Taxes for such Year, notwithstanding that the Year in question or the Term may have ended. If after initial determination by the Landlord of the Tenant's Proportionate Share of Taxes for a Year there is an increase in Taxes with respect to such Year by reason of the issue of supplemental assessment notices or Taxes or both, or a variation in the basis upon which the Taxes are calculated, or for any other just reason, the Landlord shall, as often as necessary, recalculate the Tenant's Proportionate Share of Taxes for that Year, and if the Tenant's Proportionate Share of Taxes for that Year is greater than originally calculated, the Tenant covenants to pay any excess amount to the Landlord (together with the original calculated amount of the Tenant's Proportionate Share of Taxes for that Year if not already paid) as Additional Rent in the manner aforesaid.

(b) If the Taxes shall be increased by reason of any installations made in or upon or any alterations made in or to the Premises by the Tenant or by the Landlord on behalf of the Tenant, with the Tenant's prior written approval, the Tenant shall pay the amount of such increase forthwith to the Landlord upon receipt of written notice thereof. The Tenant shall also pay every tax and license fee in respect of any business carried on upon the Premises. Whenever, by reason of the act, election, or religion of the Tenant, or any subtenant, licensee or occupant of the Premises, or any part thereof, the Premises are assessed for the support of separate schools, the Tenant covenants to pay to the Landlord, as Additional Rent, the amount by which the Taxes so payable by the Tenant exceed those which would have been payable if the Premises had been assessed for the support of public schools.

(c) The Landlord shall be entitled at any time or times in any Year, upon at least thirty (30) days' written notice to the Tenant, to require the Tenant to pay to the Landlord monthly, on the dates for payment of monthly Basic Rent instalments, as Additional Rent, an amount equal to one-twelfth (1/12th) of the amount estimated by the Landlord to be the amount of the Tenant's Proportionate Share of Taxes for such Year. The Landlord shall be entitled subsequently from time to time during such Year, upon at least thirty (30) days written notice to the Tenant, to revise its estimate of the amount of the Tenant's Proportionate Share of Taxes and the said monthly instalments shall be revised accordingly. All amounts received under this provision in any Year on account of the estimated amount of the Tenant's Proportionate Share of Taxes shall be applied in reduction of the actual amount of the Tenant's Proportionate Share of Taxes for such Year. If the amount received is less than the actual amount of Tenant's Proportionate Share of Taxes for such Year, the Tenant shall pay any deficiency to the Landlord as Additional Rent within thirty (30) days following receipt by the Tenant of written notice of the amount of such deficiency. If the amount received is greater than the actual amount of Tenant's Proportionate Share of Taxes for such Year, the Landlord shall either refund the excess to the Tenant as soon as possible after the end of the Year in respect of which such payments were made or at the Landlord's option shall apply such excess against any amounts owing or becoming due to the Landlord by the Tenant.

(d) If the Term of this Lease commences or ends on any day other than the first or last day, respectively, of a Year, the Tenant shall be liable only for the portion of the Tenant's Proportionate Share of Taxes for such Year as falls within the Term, determined on a per diem basis.

(e) The taxes and all other payments referred to in Article 5(b) above to be paid directly by the Tenant will be paid and discharged by the Tenant as soon as they become due and payable, and the Tenant will, upon the written request of the Landlord, promptly deliver to the Landlord receipts evidencing such payment where applicable.

(f) The Tenant shall, as Additional Rent, pay to the Landlord, or as the Landlord directs, all rental, goods and services or value-added taxes, charges or levies imposed by governmental authorities on or in connection with the Basic Rent and Additional Rent payable hereunder.

6.       OPERATING COSTS

(a) The Tenant covenants to pay the Tenant's Proportionate Share of Operating Costs for the Year, if any, during each Year of the Term, to the Landlord as Additional Rent within thirty (30) days following receipt by the Tenant of written notice of the amount of such Tenant's Proportionate Share of Operating Costs for such Year, notwithstanding that the Year in question or the Term may have ended. Any amounts payable pursuant to this subsection (a) shall be determined and certified to be true by a senior officer of the Landlord following the end of the Year for which such amounts are payable. If only part of a Year is included within the Term, such amount payable shall be pro-rated accordingly and, during the last year of the Term, shall be paid on the last day of the Term. Any balance remaining unpaid or any excess paid shall, notwithstanding such termination, be adjusted between the Landlord and Tenant within a reasonable period thereafter.

(b) The Landlord shall be entitled at any time in any Year, upon at least thirty
(30) days written notice to the Tenant, to require the Tenant to pay to the Landlord monthly, on the date for payment of monthly Basic Rent instalments, as Additional Rent, an amount equal to one-twelfth (1/12th) of the amount estimated by the Landlord to be the amount of the Tenant's Proportionate Share of Operating Costs for such Year. The Landlord shall be entitled subsequently from time to time during such Year upon at least thirty (30) days written notice to the Tenant to revise its estimate of the amount of the Tenant's Proportionate Share of Operating Costs and the said monthly instalments shall be revised accordingly. All amounts received under this provision in any Year on account of the estimated amount of the Tenant's Proportionate Share of Operating Costs shall be applied in reduction of the actual amount of the Tenant's Proportionate Share of Operating Costs for such Year. If the amount received is less than the actual Tenant's Proportionate Share of Operating Costs for such Year, the Tenant shall pay such deficiency to the Landlord as Additional Rent within thirty (30) days following receipt by the Tenant of written notice of the amount of such deficiency. If the amount received is greater than the actual Tenant's Proportionate Share of Operating Costs, the Landlord shall either refund the excess to the Tenant as soon as possible after the end of the Year in respect of which such payments were made or at the Landlord's option shall apply such excess against any amounts owing or becoming due to the Landlord by the Tenant.

(c) Every item referred to in the Lease as Additional Rent, except for the realty taxes and utilities shall be capped at an annual increase of not more than five (5%) percent for the applicable year, for the first five (5) years of the Term of the Lease. Said Additional Rent estimated at $8.20 for 1996. Landlord shall provide annual financial statements as prepared in accordance with generally accepted accounting principles verifying the Additional Rent and certified to be true by a senior officer of the Landlord. The Tenant shall have the right to examine the expense claims of the Landlord that constitute Additional Rent. The Tenant shall have the right to request audited annual statements at a reasonable cost to the Tenants.

7.       RECOVERY OF ADJUSTMENTS

The Landlord (in addition to any other right or remedy of the Landlord) shall have the same rights and remedies in the event of the default by the Tenant in payment of any amounts payable pursuant to Articles 5 and 6 as the Landlord would have in the case of default in payment of rent.

8.       TENANT'S COVENANTS

The Tenant covenants with the Landlord:

(A)      PAY RENT

To pay rent, the Tenant's Proportionate Share of Taxes and the Tenant's Proportionate Share of Operating Costs and all other amounts payable by the Tenant to the Landlord under this Lease as Additional Rent;

(B)      UTILITY CHARGES

To pay all charges for telephone, electric current and all other utilities separately billed for the Premises and supplied to or used in connection with the Premises, and the cost, of any replacement of electric bulbs, tubes, starters and ballasts in the Premises. If there are no separate meters for measuring the consumption of such utilities, the Tenant shall pay to the Landlord, in advance by monthly instalments as Additional Rent, such amount as may be reasonably estimated by the Landlord from time to time as the cost of such utilities for the Premises. The Tenant shall advise the Landlord forthwith from time to time of any installations, appliances or business machines used by the Tenant consuming or likely to consume large amounts of electricity or other utilities and further on request shall promptly provide the Landlord with a list of all installations, appliances and business machines used in the Premises, and the Landlord shall have the right to install a separate meter at the Landlord's expense, provided that, in such event, the Landlord shall have the right to bill the Tenant, as additional rent, the monthly amount based upon the amortization of the cost of the separate meter based upon a straight line amortization for the period being the reasonably expected life of the meter.

(C)      MAINTAIN & REPAIR

To repair and maintain the Premises and every part thereof as a result of damage caused by the Tenant, reasonable wear and tear excepted, unless the same is covered by insurance maintained by the Landlord, in a clean, presentable and sanitary condition and that the Landlord may enter and view the state of repair; and that the Tenant will repair in accordance with notice in writing as aforesaid; and that the Tenant will leave the Premises in good repair as aforesaid; provided that if the Tenant neglects to so maintain or to make such repairs promptly after reasonable notice, the Landlord may, at its option, do such maintenance or make such repairs at the expense of the Tenant, and in any and every such case the Tenant covenants with the Landlord to pay to the Landlord forthwith as Additional Rent all sums which the Landlord may have expended in doing such maintenance and making such repairs; provided further that the doing of such maintenance or the making of any repairs by the Landlord shall not relieve the Tenant from the obligation to repair;

(D)      REPAIR WHERE TENANT AT FAULT

If the Lands or Building, including the Premises; or any part thereof, including the elevators, boilers, engines, pipes and other apparatus (or any of them) used for the purposes of heating, ventilating or air conditioning the Building or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment of the Lands and Building, or the landscaping, trees, shrubs and flowers, or the roof or outside walls of the Building, get out of repair or become damaged or destroyed through the wilful act, negligence, carelessness or misuse of the Tenant, its servants, agents, employees, or anyone permitted by the Tenant to be on the Lands or Building or through it or them, the expense of the necessary repairs, replacements or alterations shall be borne by the Tenant who shall pay the same to the Landlord forthwith upon demand;

(E)      ASSIGNING OR SUBLETTING

Not to assign or mortgage or encumber this Lease or sublet or franchise, license, grant concessions in, or otherwise part with or share possession of the Premises, or any part thereof, without the prior written consent of the Landlord; at the time the Tenant requests such consent the Tenant shall deliver to the Landlord such information in writing (the "required information") as the Landlord may reasonably require, including a copy of the proposed offer or agreement, if any, to assign or sublet or otherwise, and the name, address, nature of business and evidence as to the financial strength of the proposed assignee or subtenant; upon receipt of such request and all required information, the Landlord shall respond within five (5) days after such receipt. The Landlord's consent shall not be unreasonably withheld.

In no event shall any assignment or subletting to which the Landlord has consented release the Tenant from its obligations fully to perform all the terms, conditions and covenants of this Lease. The Tenant shall pay on demand the Landlord's reasonable costs incurred in connection with the Tenant's request for such consent. The Landlord's consent may be conditional upon the subtenant or assignee entering into a covenant with the Landlord in form satisfactory to the Landlord to observe and perform all tenant's covenants in the Lease.

The Tenant shall not advertise or allow the Premises or a portion thereof to be advertised as being available for assignment, sublease or otherwise without the prior written approval of the Landlord to the form and content of such advertisement, which approval shall not be unreasonably withheld, provided that no such advertising shall contain any reference to the rental or the rental rate of the Premises.

The  following  conditions  apply  to  transfers  and to  consents  given by the
Landlord:

[1] the Landlord's consent is not a waiver of the requirement for consent to subsequent transfers; [2] the Transferor will remain liable for the Tenant's obligations and indemnify the Landlord against the Transferee's failure to perform the Tenant's obligations after the Transfer; [3] the Transferee will execute an agreement directly with the Landlord agreeing to be bound by the Standard Lease as Tenant (and the Tenant will pay all of the Landlord's reasonable costs in connection with all documentation); [4] the Landlord may apply amounts collected from the Transferee to any unpaid rent; and [5] once the Landlord's consent is given, the Transfer must take place within thirty (30) days or the consent will expire and the Transfer may not take place.

Notwithstanding the foregoing, the Tenant shall have the right to assign or sublease any portion, or the entire Premises to any party resulting from a merger or consolidation or to any subsidiary or affiliate, consent not to be unreasonably withheld, of the Tenant without the consent of the Landlord. The Tenant shall have the right to otherwise assign or sublease any portion of the Premises to any party with the prior written consent of the Landlord, such consent not to be unreasonably withheld. The Tenant shall notify the Landlord of such Assignment or Sublease. No Assignment or Subleasing shall relieve the Tenant of its obligations under the Lease.

(f)      Rules and Regulations

That the Tenant and its employees and all persons visiting or doing business with them on the Premises shall be bound by and shall observe and perform the Rules and Regulations and any further and other reasonable rules and regulations made hereafter by the Landlord of which notice in writing shall be given to the Tenant and all such Rules and Regulations shall be deemed to be incorporated into and form part of this Lease, as shown on Schedule "C";

(G)      USE OF PREMISES

Not to use the Premises nor allow the Premises to be used for any purpose other than an office; and that if the costs of insurance on the Building shall be increased by reason of the use made of the Premises or by reason of anything done or omitted or permitted by the Tenant or by anyone permitted by the Tenant to be upon the Premises, the Tenant shall pay to the Landlord on demand as Additional Rent the amount of such increase; and if any insurance policy upon the Building shall be cancelled by the insurer by reason of the use or occupation of the Premises or any part thereof by the Tenant or any assignee or subtenant of the Tenant or by anyone permitted by the Tenant to be upon the Premises, in addition to any other rights the Landlord may have, the Landlord may at its option terminate this Lease forthwith by giving to the Tenant notice in writing in accordance with Article 34 of its intention to do so and thereupon the Tenant shall immediately deliver up possession of the Premises to the Landlord who may re-enter and take possession of same; notwithstanding any such termination, the Landlord may subsequently recover from the Tenant damages for loss of rent suffered by reason of this Lease having been prematurely determined.

(H)      OBSERVANCE OF LAW

In its use and occupation of the Premises, to comply promptly with and conform to the requirements of all applicable statutes, laws, by-laws, regulations, requirements, ordinances and orders of any federal, provincial or municipal government and any applicable department, commission, board or officer thereof, from time to time or any time in force affecting any change of use or occupation of the Premises by the Tenant and with every applicable regulation, order and requirement of the Canadian Fire Underwriter's Association or any body having similar functions or of any liability or fire insurance company by which the Landlord and the Tenant or either of them may be insured at any time during the Term. In any event of default of the Tenant, the Landlord may upon providing written notice to the Tenant itself comply with any such requirement as aforesaid and (the Tenant will forthwith) pay all reasonable costs and expenses incurred by the Landlord in this regard as Additional Rent.

(I)      WASTE AND NUISANCE

Not to do or suffer any waste, damage, disfiguration or injury to the Premises or the fixtures and equipment thereof or permit or suffer any overloading of the floors thereof; and not to use or permit to be used any part of the Premises for any dangerous, noxious or offensive trade or business and not to cause or maintain any nuisance in, at or on the Premises or cause any annoyance, nuisance or disturbance to the occupiers or owners of any adjoining lands and/or premises.

(J)      ENTRY BY LANDLORD

To permit the Landlord and its servants or agents to enter upon the Premises at any time and from time to time upon reasonable notice for the purpose of inspecting and making repairs, alterations or improvements to the Premises or to the Lands or Building, and the Tenant shall not be entitled to any compensation for any inconvenience, nuisance or discomfort occasioned thereby;

If the Tenant or its representative shall not be personally present to open and permit an entry into the Premises at any time when for any reason an entry therein shall be necessary or permissible under this Lease, the Landlord or the Landlord's agent may enter the same, or in an emergency may forcibly enter the same, without rendering the Landlord or such agent liable therefore, and without in any manner affecting the covenants, obligations and agreement of the Tenant under the Lease.

(K)      INDEMNITY

To promptly indemnify and save harmless the Landlord from any and all liabilities, fines, damages, costs, claims, demands, suits or actions of any nature or kind arising out of any breach, violation or non-observance by the Tenant of any of its covenants and obligations under this Lease; in case the Landlord shall, without fault on its part, be made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect and hold the Landlord harmless and shall pay all costs, expenses and reasonable legal fees incurred or paid by the Landlord in connection with such litigation; and this indemnity shall survive the expiry or earlier termination of this Lease, in respect of any of the foregoing circumstances arising during the Term.

(L)      EXHIBITING PREMISES

To permit the Landlord or its agents to exhibit the Premises to prospective tenants during the last six (6) months of the Term or any renewal thereof during normal business hours and upon reasonable notice. The Landlord at any time during the Tenant's usual business hours and upon reasonable notice may exhibit the Premises to prospective purchasers or mortgagees provided that it shall not unreasonably interfere with the Tenant's business.

(M)      ALTERATIONS

That the Tenant will not, without the prior written consent of the Landlord, which shall not be unreasonably withheld or delayed, make or erect in or to the Premises any installations, alterations, additions, partitions, repairs or improvements, or do anything which might affect the proper operation of the electrical, lighting, heating, ventilating, air conditioning, sprinkler, fire protection or other systems; the Tenant's request for such consent shall be in writing and accompanied by an adequate description of the contemplated work and, where appropriate, working drawings and specifications therefor; the Landlord's costs of having its architects, engineers or others examine such drawings and specifications shall be payable by the Tenant upon demand as Additional Rent; the Landlord may require that any or all work to be done hereunder be done by contractors or workmen engaged by the Tenant but first approved by the Landlord, provided that the Landlord may require that the Landlord's contractors or workmen do any work which will or might reasonably be expected to affect the structural or architectural integrity of the Building, or affect the proper operation of the electrical, lighting, heating, ventilating, air conditioning, sprinkler, fire protection or other systems of the Building, and all work shall be subject to inspection by and the reasonable supervision of the Landlord and shall be performed in accordance with all laws and any reasonable conditions (including, where the Landlord's supervision is required due to the nature of the work, reasonable out-of-pocket expenses of the Landlord to be paid by the Tenant) or regulations imposed by the Landlord and completed in a good and workmanlike manner and with reasonable diligence in accordance with the approvals given by the Landlord; any connections of apparatus to the electrical system, plumbing lines, or heating, ventilating or air conditioning systems shall be deemed to be an alteration within the meaning of this paragraph; the Tenant shall, at its own cost and before commencement of any work, obtain all necessary building or other permits and keep same in force and the Tenant shall promptly pay all charges incurred by it for any work, materials or services and shall forthwith discharge any liens; if the Tenant fails to so discharge any liens, the Landlord may (but shall be under no obligation to) pay into court the amount required, or otherwise obtain a discharge of the lien in the name of the Tenant and any amount so paid together with all costs incurred in respect of such discharge shall be payable by the Tenant to the Landlord forthwith upon demand plus interest on all such amounts at the rate hereafter set out in this Lease; the Tenant shall not create any mortgage, conditional sale agreement, or other encumbrance in respect of its leasehold improvements or trade fixtures nor shall the Tenant lease the same from any third party, nor permit any such encumbrance to attach to the Premises or to the Lands or Building.

Notwithstanding the foregoing, upon termination of the Lease, the Tenant will not be responsible to remove the alterations as permitted pursuant to this
Section 8(m), however, the Tenant shall leave the Premises in a clean condition, normal wear and tear accepted, and shall repair any material damage caused by the removal of its trade fixtures.

(N)      INTERIOR WALLS

That the Tenant will not deface or mark any part of the Premises, Lands or Building and will not permit any hole to be drilled or made or nails, screws, hooks or spikes to be driven into stone or brick work of the Building or any appurtenances thereof without the prior written consent of the Landlord. The Tenant shall not require the consent of the Landlord to drill holes or use nails, hooks or other devices to hang pictures, bookshelves and other things normally found in office premises all without the consent of the Landlord. Further, upon termination of the Lease, the Tenant shall not be responsible to repair any reasonable damage arising from such drilling, nails, screws, hooks or other hanging devices.

(O)      SIGNS

That the Tenant will not paint, place, affix, inscribe or display on any of the windows of the Premises or the Building or on any part of the outside or inside thereof, any sign, picture, direction, lettering, advertisement or notice, other than as specifically set forth in this Lease, without the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed; and the Landlord shall have the right to prescribe the size, material, colour, method of attachment, pattern and location of identification signs for the Tenant; on the Tenant ceasing to be a tenant of the Premises, the Landlord will cause any sign to be removed or obliterated at the Tenant's expense and any damage occasioned to the Premises shall be repaired at the Tenant's expense; the Tenant shall be entitled to have one name shown upon the directory board or boards of the Building and any additional name or subsequent changes shall be paid for by the Tenant, but the Landlord shall in its sole discretion design the style of such identification and allocate the space on the directory board or boards therefore.

Notwithstanding, the Tenant has the right to install exterior Building signage, at its expense during the Term or any Renewals, subject to Landlord approval which shall not be unreasonably or arbitrarily withheld. The Landlord shall install Building standard Tenant identification in the main lobby directory, and suite entry door, all signage to be installed at the beginning of the Term will be at the Landlord's expense.

(P)      NAME OF BUILDING

Not to refer to the Lands and Building by any name or names other than such name or names as may be designated from time to time by the Landlord, nor to use such name or names for any purpose other than that of the business address of the Tenant;

(Q)      GLASS

The Landlord shall replace and the Tenant shall pay to the Landlord on demand as Additional Rent the cost of replacement with as good quality any glass on or within or in the walls or doors (exterior or interior) abutting or forming part of the Premises, which is broken during the Term or any renewals thereof, unless such breakage is solely the result of the negligence of the Landlord and is not the result of matters required to be insured against by the Tenant hereunder;

(R)      CERTIFICATES

The Tenant will at any time and from time to time, at no cost to the Landlord, within fifteen (15) days' of request therefor by the Landlord, execute and deliver to the Landlord, in a form to be provided by the Landlord, that this Lease is unmodified and in full force and effect (or if modified, stating the modifications and that the Lease is in full force and effect as modified), the amount of the annual rental then being paid hereunder, the dates to which the same, by instalment or otherwise, and other charges hereunder have been paid, whether or not there is any existing default on the part of the Landlord of which the Tenant has notice, and any other information reasonably required;

(S)      EVIDENCE OF PAYMENTS

To produce to the Landlord upon request, satisfactory evidence of the due payment by the Tenant of all payments required to be made by the Tenant under this Lease;

(T)      NOTICE OF ACCIDENTS

To notify the Landlord promptly and in writing of any accident or damage to or defect in the Premises, the Lands, the Building, or any part thereof including the heating, ventilating, and air conditioning apparatus, water and gas pipes, telephone lines, electrical apparatus or other building services;

(U)      TENANT INSURANCE

At its expense to maintain in force during the Term and any renewals thereof:

i) comprehensive general liability insurance against claims for personal injury, death or property damage arising out of all operations of the Tenant (including Tenant's legal liability, personal liability, property damage and contractual liability to cover all indemnities and repair obligations) with respect to the business carried on in and from the Premises, in an amount of Two Million Dollars ($2,000,000) per occurrence;

ii) all risks direct damage insurance covering all chattels and fixtures and all leasehold improvements, installations, additions and partitions made by the Tenant or by the Landlord at the Tenant's expense, in an amount equal to the full replacement value thereof; and,

iii) such other forms of insurance as may be reasonably required by the Landlord and any mortgagee from time to time;

All such insurance shall be with insurers and upon such terms and conditions as the Landlord reasonably approves, and copies of all policies or certificates of insurance shall be delivered to the Landlord prior to the commencement of the Term and thereafter not less than fifteen (15) days prior to the expiration date of any policy; all such policies shall include the Landlord and any mortgagees as named insured as their interests may appear, and shall contain, where applicable, a waiver of subrogation in favour of the Landlord and a cross-liability clause protecting the Landlord in respect of claims by the Tenant as if the Landlord were separately insured; all such policies shall also contain a provision requiring the insurer to give the Landlord thirty (30) days prior written notice of any material change, cancellation or termination thereof; if the Tenant fails to take out and maintain in force such insurance, the Landlord may do so and pay the premiums and the Tenant shall pay the Landlord the amount of such premiums forthwith upon demand; if both the Landlord and the Tenant have claims to be indemnified under any such insurance, the indemnity shall be applied first to the settlement of the Landlord's claim and the balance, if any, to the settlement of the Tenant's claim.

(V)      SURRENDER ON TERMINATION

At the expiration or sooner termination of the Term, to deliver up possession of the Premises to the Landlord, together with all fixtures or improvements which the Tenant is required or permitted to leave therein or thereon, free of all rubbish and in a clean and tidy condition, and to deliver to the Landlord all keys and security devices. For greater certainty, notwithstanding any other provision of this Lease, the Tenant shall have the right to remove all fixtures of the Tenant.

If at the end of the Term, the Tenant vacates the Premises and leaves any goods or fixtures or any of its property whatsoever on or in the Premises, the Landlord shall have no obligation to account for such goods, fixtures or property and may sell or destroy the same or have them removed and/or stored at the expense of the Tenant or dispose of the same in any other manner whatsoever as may be determined by the Landlord in its sole discretion.

(W)      FIRE AND SAFETY

The Tenant acknowledges that it may be or become desirable or necessary for the Landlord to organize and co-ordinate arrangements within the Building for the safety of all tenants and occupants in the event of fire or similar event, and the Tenant, its employees, servants, agents and invitees shall co-operate and participate in any fire drills, evacuation drills and similar exercises as may be arranged or organized by the Landlord from time to time, and, save for any negligence or wilful misconduct by the Landlord or its employees, subcontractors or agents, to hold the Landlord harmless from any personal or material loss, damage or injury arising therefrom incurred by the Tenant.

(X)      ENERGY CONSERVATION

To co-operate with the Landlord in conserving energy of all types in the Building, including complying at the Tenant's own cost with all reasonable requests and demands of the Landlord made with the view to energy conservation; provided that the Landlord demonstrates a reasonable expectation to achieve energy conservation, any reasonable capital expenditures made by the Landlord in an effort to promote energy conservation shall be added to Operating Costs in each Year to the extent of the amortized costs therefor for each such Year based upon life expectancy of the capital equipment.

(Y)      NET LEASE

The Tenant acknowledges that it is intended and agrees that this Lease is a completely carefree net lease for the Landlord and that the Landlord is not responsible during the Term or any renewal thereof for any costs, charges, expenses or outlays of any nature relating to the Premises, or the contents thereof, except as specifically set forth in this Lease, and that the Tenant will pay all charges, taxes, impositions, costs and expenses of every kind relative to the Premises and the Tenant covenants with the Landlord accordingly.

(Z)      TAXES

i) The Tenant is responsible for all Business Taxes in respect thereof, to pay or cause to be paid, and the payment of which are not the responsibility of the Landlord's under this Lease.

ii) The Tenant is liable to pay unto the Landlord a Goods and Service Tax or any other such tax levied or imposed upon commercial rental payments, whether levied or imposed by any level of government, whether it be municipal, provincial or federal.

9.       QUIET ENJOYMENT

 The Landlord covenants with the Tenant for quiet enjoyment.

10.      LANDLORD'S COVENANTS

The Landlord further covenants with the Tenant as follows:

(A)      HEATING AND AIR CONDITIONING

Subject to any payment referred to in Article 6 above required to be made by the Tenant in respect thereof, to provide heating of the Premises and to operate the air conditioning and ventilating equipment to an extent sufficient to maintain a reasonable temperature therein during the Term and any Renewals on a 24 hours per day, 7 days a week basis, without exception, except during the making of repairs; but should the Landlord default in so doing, the Landlord shall not be liable for indirect or consequential damages of any kind or damages for personal discomfort or illness by reason of the operation or non-operation of such equipment or otherwise;

The Tenant will not be responsible to pay any additional charges to the Landlord for this service over and above Additional Rent as outlined in Section (h) Operating Costs, of the Lease.

(B)      TAXES

Subject to any payment referred to in Article 5 above required to be made by the Tenant in respect thereof, to pay or cause to be paid Taxes, the payment of which are not the responsibility of the Tenant under this Lease;

(C)      ELEVATOR

To furnish, except when repairs are being made, passenger elevator service during Normal Business Hours and limited elevator service at other times; operatorless and automatic elevator service if made available shall be deemed elevator service; and to permit the Tenant and its employees to have free use of such elevator service in common with others;

(D)      ACCESS

To permit the Tenant and its employees and all persons lawfully requiring communication with them, in common with others entitled thereto, to have the use at all times of the entrances, stairways, corridors and halls in the Building required for access to the Premises.

(E)      WASHROOMS

To permit the Tenant and its employees in common with others entitled thereto to use the washrooms in the Building which may be designated for the Premises;

(F)      CLEANING AND JANITOR SERVICES

To cause the Premises to be cleaned and to maintain and clean the public areas in accordance with a first class office building standard. Such work will be performed at the Landlord's direction without interference from the Tenant or its employees; the Tenant will permit window cleaning to be performed during Normal Business Hours; and

(g)      LANDLORD'S INSURANCE

During the term the Landlord shall maintain liability insurance, fire insurance with extended coverage, boiler and pressure vessel insurance, and other insurance on the Building and all property and interest of the Landlord in the Building, with coverage in amounts not less than those which are from time to time acceptable to a prudent owner in the area in which the Building is located. Policies for such insurance shall waive, to the extent available from the

Landlord's carrier(s), without additional charge, any right of subrogation against the Tenant.


(h)      INDEMNIFICATION OF TENANT

To properly indemnify and save harmless the Tenant from any and all liabilities, fines, damages, costs, claims, demands, suits, or actions or any nature or kind arising out of any breach, violation or non-observance by the Landlord of any of its covenants and obligations under this Lease; in case the Tenant shall, without fault on its part, be made a party to any litigation against the Landlord, then the Landlord shall protect and hold the Tenant harmless and shall pay all costs, expenses and reasonable legal fees incurred or paid by the Tenant in connection with such litigation; and this indemnity shall survive the expiration or earlier termination of this Lease in respect of any of the foregoing circumstances arising during the Term.

11.      FIXTURES

Provided that the Tenant may remove its fixtures and chattels if and only if all rent and other charges due or to become due are fully paid; provided further, however, that all leasehold improvements, installations, additions, partitions and fixtures (other than trade or tenants' fixtures in or upon the Premises, which term shall in no case include any heating, ventilating and air conditioning equipment or other building services or carpeting) whether placed there by the Tenant or the Landlord, shall be the Landlord's property upon the termination of this Lease without compensation therefore to the Tenant and shall not be removed from the Premises at any time either during or after the Term. Notwithstanding anything herein contained, the Landlord shall be under no obligation to replace, repair or maintain such leasehold improvements, installations, additions, partitions and fixtures and the Landlord shall have the right upon the termination of this Lease by effluxion of time or otherwise or within thirty (30) days thereafter to require the Tenant to remove any or all of its fixtures and to make good any damage caused to the Premises by such installation or removal.

12.      DAMAGE OR DESTRUCTION

(a) If the Premises or any portion thereof are damaged or destroyed by fire or by another casualty, rent shall abate from the date of such destruction in proportion to the area of that portion of the Premises which, in the reasonable opinion of the Landlord, is thereby rendered unfit for the purposes of the Tenant until the Premises are repaired and rebuilt and the Landlord agrees that it will with reasonable diligence repair and rebuild the Premises. The Landlord's obligation to rebuild and restore the Premises shall not include the obligation to rebuild, restore, replace or repair any chattel, fixture, leasehold improvement, installation, addition or partition in respect of which the Tenant is to maintain insurance under Article 8(u), or any other thing that is the property of the Tenant (in this clause collectively called "Tenant's Improvements"); the Premises shall be deemed restored and rebuilt and fit for the Tenant's purposes when the Landlord's Architect certifies that they have been substantially restored and rebuilt to the point where the Tenant could occupy them for the purpose of rebuilding, restoring, replacing or repairing the Tenant's Improvements; the issuance of the certificate shall not relieve the Landlord of its obligation to complete the rebuilding and restoration as aforesaid, but the Tenant shall forthwith after issuance of the certificate proceed to rebuild, restore, replace and repair the Tenant's Improvements, and the provisions of Article 8(m) shall apply to such work, mutatis mutandis.

(b) Notwithstanding Article 12(a), if the Premises or any portion thereof are damaged or destroyed by any cause whatsoever and cannot in the reasonable opinion of the Landlord be rebuilt or made fit for the purposes of the Tenant as aforesaid within ninety (90) days of the damage or destruction, instead of the Landlord rebuilding or making the Premises fit for the Tenant, the Landlord and the Tenant shall each have the option to terminate this Lease by giving to the other within thirty (30) days after such damage or destruction notice of termination and thereupon rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid to the date of such damage and the Tenant shall immediately deliver up possession of the Premises to the Landlord.

(c) Irrespective of whether the Premises or any portion thereof are damaged or destroyed as aforesaid, in the event that twenty-five percent (25%) or more, as determined by the Landlord, of the Building is damaged or destroyed by any cause whatsoever, and if, in the reasonable opinion of the Landlord, such area cannot be rebuilt or made fit for the purposes of the tenants thereof within ninety
(90) days of such damage or destruction, the Landlord and the Tenant shall each have the option to terminate this Lease by giving to the other within thirty
(30) days after such damage notice of termination requiring vacant possession of the Premises sixty (60) days after delivery of the notice of termination and thereupon, subject to any abatement to which the Tenant may have been entitled under Article 12(a), rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid liable under this Lease shall be apportioned and paid to the date on which vacant possession is given and the Tenant shall deliver up possession of the Premises to the Landlord in accordance with such notice of termination.

13.      INJURIES, LOSS AND DAMAGE

The Landlord shall not be responsible in any way for any injury to any person (including death) or for any loss of or damage to any property belonging to the Tenant or to other occupants of the Premises or to their respective invitees, licensees, agents, servants or other persons from time to time attending at the Premises while such person or property is in the Premises, unless caused by the negligence or wilful misconduct of the Landlord or its employees, agents, servants or subcontractors.

14.      IMPOSSIBILITY, UNAVOIDABLE DELAYS

Whenever and to the extent the Landlord is unable to fulfil or shall be delayed or restricted in the fulfilment of any obligation hereunder by reason of being unable to obtain the material, goods, equipment, service, utility or labour required to enable it to fulfil such obligation or by reason of any statute, law, regulation, by-law or order or by reason of any other cause beyond its reasonable control, whether of the same nature as the foregoing or not, the Landlord shall be relieved from the fulfilment of such obligation and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned. There shall be no deduction from the rent or other monies payable hereunder by reason of any such failure or cause other than if the Tenant is not able to use the Premises for the purpose intended and then in such event the rent shall abate accordingly.

15.      RE-ENTRY

PROVISO  for  re-entry  by  the  said  Landlord  on   non-payment   of  rent  or
non-performance of covenants.

16.      BANKRUPTCY, ETC.

Provided further that in case without the written consent of the Landlord, the Premises shall be used by any other person than the Tenant or for any other purpose than that for which the same were let or in case the Premises shall be vacated or remain unoccupied for fifteen (15) days, or in case the Term or any of the goods and chattels of the Tenant shall be at any time seized in execution or attachment by any creditor of the Tenant or the Tenant shall make any assignment for the benefit of creditors or any bulk sale or become bankrupt or insolvent or take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors, or, if the Tenant is a corporation and any order shall be made for the winding-up of the Tenant, or other termination of the corporate existence of the Tenant, then in any such case this Lease shall, at the option of the Landlord, cease and determine and the Term shall immediately become forfeited and void and the then current month's rent and the next ensuing three
(3) months' rent (including in both cases all other amounts payable as Additional Rent) shall immediately become due and be paid and the Landlord without prejudice to any claim for damages for any antecedent breach of covenant or loss of rent suffered by reason of this Lease having been prematurely determined, may re-enter and take possession of the Premises as though the Tenant or other occupant or occupants of the Premises was or were holding over after the expiration of the Term without any right whatever.

17.      DISTRESS

The Landlord shall have the right, as provided at the common law and statute, to distrain for arrears of rent.

18.      ENTRY AS AGENT

The Tenant further covenants and agrees that on the Landlord becoming entitled to re-enter upon the Premises under any of the provisions of this Lease upon default of the Tenant which is not cured within an applicable grace period, the Landlord, in addition to all other rights, shall have the right to enter the Premises as the agent of the Tenant, either by force or otherwise, without being liable for any prosecution therefore and to re-let the Premises as the agent of the Tenant and to receive the rent therefore and as the agent of the Tenant to take possession of any furniture or other property on the Premises and to sell the same at public sale without notice and to apply the proceeds of such sale and any rent derived from re-letting the Premises upon account of the rent under this Lease and the Tenant shall be liable to the Landlord for the deficiency, if any, for the remainder of the Term as if such re-entry had not been made less the actual amount received by the Landlord after such re-entry in respect of any re-letting applicable to the remainder of the Term. The Tenant shall also reimburse the Landlord for all reasonable legal and other costs incurred as a result of such re-entry and re-letting.

19.      RIGHT OF TERMINATION

The Tenant further covenants and agrees that on the Landlord becoming entitled to re-enter upon the Premises under any of the provisions of this Lease, the Landlord, in addition to all other rights (including without limitation, the right to recover damages for breach of covenant and loss of rent suffered by reason of this Lease having been prematurely determined) shall have the right to determine forthwith this Lease and Term by leaving upon the Premises notice in writing of its intention so to do and thereupon rent and any other payments for which the Tenant is liable under the Lease shall be computed, apportioned and paid in full to the date of such determination of this Lease and the Tenant shall immediately deliver up possession of the Premises to the Landlord, and the Landlord may re-enter and take possession of the same. In the event that the Tenant is in default of any of the terms or conditions of this Lease, the Landlord shall give written notice thereof to the Tenant and the Tenant shall have not less than thirty (30) days following receipt of such notice to cure such default prior to the Landlord having any right to terminate this Lease as set forth herein.

20.      NON-WAIVER

No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any covenant, proviso or condition herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the rights of the Landlord herein in respect of any such continuing or subsequent default or breach, and no waiver shall be inferred from or implied by anything done or omitted by the Landlord save only express waiver in writing. All rights and remedies of the Landlord in this Lease contained shall be cumulative and not alternative.

21.      OVERHOLDING

If the Tenant shall continue to occupy all or part of the Premises after the expiration of this Lease with the consent of the Landlord and without any further written agreement, the Tenant shall be a monthly tenant at a basic monthly rental equal to the current market rental rate for premises in the Building, which for the purposes of this Article 21 shall be that rental rate agreed to be paid by a tenant under a lease, agreement to lease or accepted and binding lease proposal most recently, at the time of determination of the overholding rental, entered into by the Landlord and a tenant dealing at arm's length from the Landlord, and otherwise on the terms and conditions herein set out except as to length of tenancy, provided, however, that such rental amount shall not be more than 1.5 times the Tenant's current basic monthly rental payment.

22.      LANDLORD PERFORMING TENANT'S COVENANTS

If the Tenant fails to perform or cause to be performed any of the covenants or obligations of the Tenant herein following written notice given by the Landlord to the Tenant and not cured within the applicable grace period, the Landlord shall have the right (but shall not be obligated) to perform or cause to be performed and to do or cause to be done such things as may be necessary or incidental hereto (including, without limiting the foregoing, the right to make repairs, installations and erections and expend monies) and all payments, expenses, charges, fees and disbursement incurred or paid by or on behalf of the Landlord in respect thereof, together with an administration fee of 15% thereon, shall be paid by the Tenant to the Landlord forthwith upon demand.

23.      PAYMENTS TO LANDLORD

All payments to be made by the Tenant under this Lease shall be made at such place or places as the Landlord may designate in writing, and to the Landlord or to such agent of the Landlord as the Landlord shall from time to time direct. The Tenant shall pay the Landlord interest on all overdue rentals including Basic Rent and Additional Rent or other amounts, all such interest to be calculated and compounded monthly from the date upon which the amount is first due or demanded until actual payment thereof and at a rate per annum equal to the greater of: (a) eighteen percent (18%), and (b) Royal Bank's prime commercial lending rate of interest in effect in Canada from time to time plus six percent (6%). The Landlord may at its option, apply all sums received from the Tenant to any rent or other amounts payable hereunder in such order as the Landlord sees fit.

24.      RECOVERY OF ADJUSTMENTS

The Landlord shall have (in addition to any other right or remedy of the Landlord) the same rights and remedies in the event of default by the Tenant in payment of any amount payable by the Tenant hereunder as the Landlord would have in the case of default in payment of rent. If the Landlord shall commence an action for collection of any rent or other sums payable under this Lease or if the same shall be collected upon the demand of a solicitor or if the Landlord shall commence an action to compel performance of any of the terms, conditions, covenants or provisions under this Lease or for damages for failure of the Tenant to perform the same or if the same shall be performed upon the demand of a solicitor then, unless the Landlord shall lose such action, the Landlord shall collect from the Tenant and the Tenant shall pay to the Landlord all reasonable solicitor's fees in respect thereof on a solicitor and his client basis.

25.      REGISTRATION

The Tenant covenants and agrees with the Landlord that the Tenant will not register this Lease, or a notice thereof disclosing the amount of rent payable, in any registry office or land titles office. The Tenant shall have the right to register a notice of this Lease that does not disclose the amount of rental payable hereunder.

26.      MORTGAGES

At the option of the Landlord, this Lease shall be subject and subordinate to any and all mortgages, charges and deeds of trust, which may now or at any time hereafter affect the Premises in whole or in part, or the Lands or the Building in whole or in part, whether or not any such mortgage, charge or deed of trust affects only the Premises or the Lands or the Building or affects other premises as well, provided that, in each such case, any party being the beneficiary of any such encumbrance, grants to the Tenant a non-disturbance agreement agreeing that the interest of the Tenant pursuant to this Lease shall not be disturbed so long as the Tenant performs the covenants set forth in this Lease. The Tenant may register any such non-disturbance agreement or notice thereof. On request at any time and from time to time of the Landlord or of the mortgagee, chargee or trustee under any such mortgage, charge or deed of trust, the Tenant shall promptly, at no cost to the Landlord or mortgagee, chargee or trustee:

(a) attorn to such mortgagee, chargee or trustee and become its tenant of the Premises or the tenant of the Premises of any purchaser from such mortgagee, chargee or trustee in the event of an exercise of any permitted power of sale contained in any such mortgage, charge or deed of trust for the then unexpired residue of the Term on the terms herein contained, and/or

(b) subject to the proviso set forth above, postpone and subordinate this Lease to such mortgage, charge or deed of trust to the intent that this Lease and all right, title and interest of the Tenant in the Premises shall be subject to the rights of such mortgagee, chargee or trustee as fully as if such mortgage charge or deed of trust had been executed and registered and the money thereby secured had been advanced before the execution of this Lease (and notwithstanding any authority or consent of such mortgagee, chargee or trustee, express or implied, to the making of this Lease).

Provided that this Lease and the Tenant's rights hereunder shall continue undisturbed while the Tenant is not in default despite default under any such mortgage, charge or deed of trust. Any such attornment or postponement and subordination shall extend to all renewals, modifications, consolidations, replacements and extensions of any such mortgage, charge or deed of trust and every instrument supplemental or ancillary thereto or in implementation thereof. The Tenant shall forthwith execute any instruments of attornment or postponement and subordination which may be so requested to give effect to this Article.

27.      ASSIGNMENT BY LANDLORD

If the Landlord sells or leases the Lands, or its interest therein, or the Building or any part thereof, or assigns this Lease, and to the extent that the purchaser, lessee or assignee is responsible for compliance with the covenants and obligations of the Landlord hereunder, the Landlord without further written agreement will be discharged and relieved of liability under the said covenants and obligations. In the event that the Landlord assigns this Lease to a party that is a competitor of the Tenant, being a company engaged in the business of commercial aviation, then, in such event, the Tenant shall have the right to terminate this Lease with not less than ninety (90) days written notice.

28.      CAPTIONS

The captions appearing in this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope of meaning of this Lease or any of the provisions hereof.

29.      EFFECT OF LEASE

This indenture and everything herein contained shall extend to and bind and may be taken advantage of by the respective heirs, executors, administrators, successors and assigns, as the case may be, of each and every of the parties hereto, subject to the granting of consent by the Landlord as provided herein to any assignment or sub-lease, and where there is more than one tenant or there is an individual party or a corporation, the provisions hereof shall be read with all grammatical changes thereby rendered necessary and all covenants shall be deemed joint and several.

This Lease is the sole agreement between the parties with respect to the subject matter of this Lease. There is no representation, warranty, collateral agreement or condition affecting the Lands, the Building, the Premises or this Lease, or supported by this Lease other than as expressed in this Lease. The schedules and appendices to this Lease form part of this Lease.

This Lease may not be modified or amended except by instrument in writing signed by the Landlord and the Tenant.

30.      INTERPRETATION OF LEASE

All of the provisions contained in this Lease are to be construed as covenants and agreements and if any provision is illegal or unenforceable, it shall be considered separate and severable from the remaining provisions, which shall remain in force and be binding upon the Landlord and the Tenant.

31.      TIME OF ESSENCE

Time shall be of the essence of this Lease.

32.      LAW

This Lease shall be governed by and construed in accordance with the laws of the Province of Ontario.

33.      NOTICE

Any notice required or contemplated by any provision of this Lease shall be given in writing enclosed in a sealed envelope addressed, in the case of notice to the Landlord, to 175 Columbia St., West, Waterloo, Attention: M. Conrad, and in the case of notice to the Tenant, to it at the Premises, and mailed in the Province of Ontario, registered and postage prepaid provided that there is no actual or contemplated disruption of mail services at the time of such mailing. The time of giving of such notice shall be conclusively deemed to be the fifth
(5th) business day after the day of such mailing provided that there is no disruption of mail services at the time of such mailing. Such notice shall also be sufficiently given if and when the same shall be delivered, in the case of notice to the Landlord, to an executive officer of the Landlord, and in the case of notice to the Tenant, to him personally or to an officer or employee of the Tenant, if the Tenant is a corporation or by leaving such notice addressed to the Tenant at the address of the Tenant set forth above. Such notice, if delivered, shall be conclusively deemed to have been given and received at the time of such delivery. If in this Lease two or more persons are named as Tenant, such notice shall also be sufficiently given if and when the same shall be delivered personally to any one of such persons. Provided that the Landlord may, by notice to the Tenant, from time to time designate another address in Canada to which notices mailed to the Landlord more than ten (10) days thereafter shall be addressed.

34.      EXPANSION, ALTERATION

The Landlord shall have the right to enter into the Premises and to bring its workmen and materials thereon to make additions, alterations, improvements, installations and repairs to the Lands, the Building, and the common areas and services thereof as such may exist from time to time. The Landlord may upon reasonable notice to the Tenant, save for an emergency when no notice shall be required, cause such reasonable obstructions and interference with the use and enjoyment of the Lands, the Building, and the Premises as may be necessary for the purposes aforesaid and may, upon twenty-four (24) hours prior written notice, interrupt or suspend the supply of electricity, water or other utilities or services when necessary and until the additions, alterations, improvements, installations or repairs have been completed, and there shall be no abatement in rent nor shall the Landlord be liable by reason thereof, provided all such work is done as expeditiously as reasonably possible. The Landlord shall have the right to use, install, maintain and repair pipes, wires, ducts, shafts, or other installations in, under or through the Premises for or in connection with the supply of any services to the Premises or any other premises in the Building.

Without limiting the foregoing, the Landlord hereby reserves the right at any time and from time to time to make changes or revisions in its plans for the Lands or the Building, including additions to, subtractions from, or rearrangements of the building areas, walkways, parking areas or driveways, tunnels, roadways and covered parking garages, and particularly the right to construct other buildings and improvements on the Lands. The Landlord shall have the right to enter into the Premises for such purposes, even during Normal

Business Hours and upon reasonable notice, without abatement of rent or any compensation to the Tenant. The Landlord shall have the right for all purposes to specify the date on which any such changes to the Lands or the Building become part of the Lands or the Building, as the case may be.

35.      CALCULATION OF AREAS

Wherever in this Lease reference is made to the size of any area or areas and no other manner of measurement is stipulated, or the amount of any payment is required to be determined in reference to the size of any area or areas, such reference in the case of any enclosed area or areas shall be deemed to mean the size of such area or areas measured from the outside surface of the exterior walls, doors and windows thereof and from the centre line of all interior walls separating such premises from the adjacent premises. Where any wall, door or window of any premises is recessed from the leasing line of such premises the area of such recess shall be included in the area of such premises.

A certificate of the Landlord's Architect as to the size of any area or areas, or as the extent of any injury, or the portion of the Premises capable of being used for the purpose for which they are leased, or the period within any injury may be repaired, or the date on which any repairs have been completed, shall be conclusive and binding on the parties.

36.      FAILURE OF LANDLORD TO DELIVER POSSESSION

Anything in this Lease to the contrary notwithstanding, and in supplement to the provision of Article 14, the Landlord shall not be deemed in default if the Landlord is unable to give possession of the Premises on the commencement date of the Term by reason of the holding over or the retention of possession by any lessee or occupant or by reason of the fact that repairs, improvements or decorations of the Premises or of the Building which the Landlord has agreed to perform are not completed or for any other reason not due to the wilful act or neglect of the Landlord. In such circumstances the rent shall not commence until the date on which possession of the Premises is actually given to the Tenant and no such failure to give possession of the Premises on the commencement date of the Term shall in any way affect the validity of this Lease or the terms or conditions of this Lease, nor shall the same be construed in any way to extend the Term.

37.      SECURITY DEPOSIT

Not applicable.

38.      TURNKEY

The Landlord shall deliver to the Tenant the Premises on a turnkey basis whereby the Landlord will complete the Tenant's Leasehold Improvements, the terms and specifications of which will be identified and agreed to by the Landlord and Tenant, which include, but are not limited to, the terms and conditions set forth in Schedule "F" provided that in no event, unless otherwise agreed in writing by the Landlord, shall the contribution of the Landlord for the Tenant's Leasehold Improvements exceed the amount set forth in Scehedule "F". The quality of the Leasehold Improvements to be made by the Landlord for the Premises will be equivalent to the improvements made by or for the Landlord for the space occupied by Mortice Kern Systems Inc. in UniPark III.

The Tenant's specifications for the Leasehold Improvements for the Premises will be delivered to the Landlord within seven (7) business days following the execution of this Lease.

39.  LANDLORD'S WORK

The Landlord shall complete the Landlord's Work as outlined in Schedule "E" at the Landlord's cost, by September 15th, 1996 to enable commencement of the Turnkey to permit the Landlord to undertake and complete the Leasehold Improvements as provided in Section 38 above.

IN WITNESS WHEREOF the parties hereto have executed this Lease.

                                       FERDI INVESTMENTS COMPANY LIMITED


                                       Per:/s/
                                           ------------------------------------

                                       Title:  President
                                            -----------------------------------
                                       I have authority to bind the Corporation.


                                       NAVTECH SYSTEMS SUPPORT INC.


                                       Per:/s/ Dorothy A. English
                                           ------------------------------------

                                       Title:  Managing Director
                                            -----------------------------------

                                  SCHEDULE "A"



         Part Lot 3, Municipal Compiled Plan of Part of Lots 13,

         G.C.T., City of Waterloo, being Part 1 Plan 58R-5914.

                                  SCHEDULE "B"

                             FLOOR PLAN OF PREMISES

                                  SCHEDULE "C"

             RULES AND REGULATIONS FORMING PART OF THE WITHIN LEASE

 1. The sidewalk, entry passages, elevators, fire escapes and common stairways of the Building shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress and egress to and from their respective premises. Tenants will not place or allow to be placed in the building corridors or public stairways any waste paper, dust, garbage, refuse or anything whatever that would tend to make them unclean or untidy.

 2. The skylights and windows that reflect or admit light into passageways and common areas of the Building shall not be covered or obstructed by any of the tenants, and no awnings shall be put up, without the prior written consent of the Landlord.

 3. The water-closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting by misuse shall be borne by the tenant by whom or by whose agents, servants or employees the same is caused. Tenants shall not let the water run unless in actual use, nor shall they deface any part of the Building.

 4. No tenant shall do or permit anything to be done in the Premises or bring or keep anything therein which will in any way increase the risk of fire, or obstruct or interfere with the rights of other tenants, or violate or act at variance with the laws relating to fires or with the regulations of the Fire Department or the Board of Health.

 5. Tenants, their clerks or servants, shall not make or commit any improper noises on the Lands and Building, lounge about doors or corridors or interfere in any way with other tenants or those having business with them.

 6. Nothing shall be thrown by the tenants, their clerks or servants, out of windows or doors, or down the passages, elevator shafts or skylights of the Building.

 7. No birds or animals shall be kept in or about the Premises nor shall the tenants operate or permit to be operated any musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises.

 8. No one shall use the Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

 9.      The Landlord shall have the right:

(a) to require all persons entering or leaving the Building after Normal Business Hours as the Landlord may reasonably require, to identify themselves to a watchman by the registration or otherwise to establish their right to enter or leave; and

(b) to exclude or expel any peddler or beggar at any time from the Premises, the Lands, or the Building.

10.      Not applicable.

11. It shall be the duty of the respective tenants to assist and co-operate with the Landlord in preventing injury to the Premises demised to them respectively.

12. No inflammable oils or other inflammable, radioactive, dangerous or explosive materials shall be kept or permitted to be kept in the Premises, except in such quantities as may be required for normal office purposes and provided that the Tenant shall take all necessary precautions in the use and storage of such quantities. Nothing shall be placed on the outside of window sills or projections.

13. Except in the normal course of business, furniture, effects and supplies shall not be taken into or removed from the Building or the Premises, except at such time and in such manner as may be previously approved by the Landlord acting reasonably, which approval shall include permission to use entrances, doorways and freight elevators at certain times for such purposes, and upon such terms (including payment of any usual charges for the use of freight elevators) as the Landlord shall impose.

14. No bicycles or other vehicles shall be brought within the Building or Lands except in the parking garage, and then only in compliance with the rules and regulations as established and in force from time to time for the use of said parking garage. In the event that the outdoor bike rack is full, then bicycles may be brought into the Building, provided they shall not gain access through the Building common corridors.

15. Business machines, filing cabinets, heavy merchandise, or other articles liable to overload, injure or destroy any part of the Building shall not be taken into it without the prior written consent of the Landlord which shall not be unreasonably withheld and the Landlord acting reasonably shall in all cases retain the right to prescribe the weight and proper position of all such articles and the times and routes for moving them into or out of the Building; the cost of repairing any damage done to the Building by such moving or by keeping any such articles on the Premises shall be paid by the Tenant.

16. The Tenant shall not change any locks nor place any additional lock upon any door of the Premises without the prior written consent of the Landlord acting reasonably. The Tenant shall be responsible for all locks and all keys to such locks and shall return all keys to the Landlord upon termination of the Lease.

17. The Tenant shall give the Landlord prompt notice of any accident to or any defect in the plumbing, heating, air conditioning, mechanical or electrical apparatus or any other part of the Building.

18.      Not applicable.

19. The parking of vehicles in the parking areas on the Lands shall not be subject to any charge or regulation of the Landlord during the Term, including any Renewal Term. The Landlord shall not be responsible for loss of or damage to said vehicles or anything contained therein.

20. The Tenant will not deface or mark any part of the Premises, Lands or Building and will not permit any hole to be drilled or made or nails, screws, hooks or spikes to be driven into stone or brick work of the Building or any appurtenances thereof without the prior written consent of the Landlord.

21. The lining of all window drapes facing the interior surface of all windows shall be subject to the prior written approval of the Landlord as to colour and material and the Tenant shall not hang and will remove all draperies which in the Landlord's opinion do not conform to any uniform scheme of window coverings established for the Building.

22. The Tenant shall at the end of each business day leave the Premises in a reasonably tidy condition for the purpose of allowing the performance of the Landlord's cleaning services.

23. The Landlord shall have the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care, cleanliness and appearance of the Premises and the Building, and for the preservation of good order therein, and the same shall be kept and observed by the tenants, their clerks and servants.

24. No public or private auction or other similar type of sale of any goods, wares or merchandise shall be conducted in or from the Premises.

25. No external telephonic, telegraphic, electronic, wire service or other connections or electric wiring shall be made in places other than those designated by the Landlord or without the authority of the Landlord, which authority shall not be unreasonably withheld, and which will direct the electricians or other workmen as to where and how any wires or equipment are to be introduced and without any such directions, no boring or cutting or otherwise will be permitted.

                                  SCHEDULE " D"
                               SPECIAL PROVISIONS

EARLY OCCUPANCY:

The tenant has the right to occupy the leased premises prior to october 1st (or earlier if the tenant improvements are completed) provided the lease has been executed by both parties, to install its trade fixtures and personal property, to establish a normal working environment, and may commence normal business out of the leased premises. The tenant shall not pay any basic rent, or additional rent, during the early occupancy period, but all other terms and conditions of the lease shall be held in effect.

LEASE ASSUMPTION:

The existing lease at 550 parkside drive, unit a1 for 4,233 rentable square feet will be assigned to ferdi investments company limited effective November 1, 1996 for the balance of the term (expiring December 14, 1996). Should this Lease Assignment not transpire for any reason, the Landlord will pay to Navtech Systems Support Inc. on the first day of each month, the monthly value of the lease being Three Thousand four Hundred and Forty ($3,440.00 dollars plus GST until lease termination. The Total value of this lease as of November 1, 1996 until December 14th, 1996 will be Five Thousand, One Hundred ans Sixty dollars ($5,160.00) plus GST.

EARLY TERMINATION:

The Tenant shall have the right at the end of the fifth year to terminate the Lease with six (6) months prior written notice. This right will continue on an annual basis until the end of the term. The Tenant will have the right to Early Termination at any time before the fifth (5th) year should the Landlord be unable to accommodate the Tenant's future growth in contiguous space within the Unipark Buildings known as of this date as the University Office Park. Should the Tenant terminate, the penalty will be the unamortized portion remaining of the Tenant's Leasehold Improvements based on the unamortized portion of the remaining Turnkey being not more than fifteen ($15.00) Dollars per square feet, the unamortized portion of the Lease Assumption being Five Thousand, One Hundred and Sixty Dollars ($5,260.00), the unamortized portion of the leasing commission being approximately Sixteen Thousand and Eighty-Six ($16,086.00) dollars, and the Rent being Eight Dollars and Forty-Eight Cents ($8.48) over the Term. The amortization period for the above will be ten (10) years at Nine (9%) percent. an example of the Early Termination penalty after the fifty (5th) year would be as follows:

Tenant Improvement Allowance      $120,000.00
Lease Assumption                     5,160.00
Leasing Commission                  16,086.00
                                    ---------                           (end  of
                                  $141,246.00/10 years /9%=$86,895.00  5th year)

Rent
Year 1 $2.25 (blended rent) - $8.48    = $6.23
Year 2 $6.50 - $8.48                   = $1.98
Year 3 $7.50 - $8.48                   = $0.98
Year 4 $8.50 - $8.48                   = $0.02+
Year 5 $9.50 - 8.48                     =$1.02+
                                        -------
                                         =$8.15 X 8,000 S.F. = $65,200.00
                                                              +$86,895.00
                                                               ----------
TOTAL OWING                                                   $152,095.00

ELECTRICAL REQUIREMENTS:

The Landlord represents, warrants and guarantees to the Tenant that the Premises will have available, without additional cost to the Tenant, the power of 120/208V and a 347/600V 3 phase, 4 wire service to circuit breaker panels of sufficient capacity to allow a connected load of 2 watts per square foot for lighting and 4 watts per square foot of power. There shall also be an allowance of a further 2 watts per square foot for future requirements, for a total of 8 watts per square foot. At no time during the Term shall the Landlord disrupt the power source in any way whatsoever, unless with reasonable prior notice to enable the Tenant to access the generator's power supply.

ROOF COMMUNICATIONS:

The Tenant shall have the right to install a satellite dish (or any other roof communications subject to Landlord approval which shall not be unreasonably withheld) on the roof of the Building, for the Term of the Lease or any Renewals at no additional rental charges whatsoever. Upon termination, the Tenant shall be required to remove, and make good and repair any alteration or damages to the roof as a result of the installation of the equipment. The Tenant warrants that its installation of roof-top communications equipment will not damage the roof structure and that any damage as a result of its installation will be repaired immediately at its own expense.

TELEPHONE REQUIREMENTS:

The Landlord represents, warrants and guarantees to the Tenant that the Premises will have available within the Building, without additional cost to the Tenant, the capacity to install a minimum capacity of 30 voice/data lines, and up to a maximum of 60 voice/data lines. The Tenant shall have the right to install access lines to the Building and the Premises and the Tenant shall pay the cost of such installations. The Tenant shall have no obligation to pay to the Landlord any additional amount with respect to the services referred to in this paragraph.

FIRST RIGHT OF REFUSAL:

The Tenant has the First Right of Refusal to lease the adjacent contiguous space during the Term or the Renewal Term of the Lease, subject only to the provisions of Mortice Kern Systems Lease re: notice of additional space available in the building. Should the Tenant expand into this space within twenty-four (24) months of the Lease Commencement, this space will be leased under all the same terms and conditions as outlined in the Lease. After this twenty-four (24) month period from Commencement Date this additional space will be leased under the same terms and conditions as outlined in the Lease, except for the Free Rent, Leasehold Improvement Allowance, and Basic Rent, which shall be at the then current market Rent for similar space in a similar building in a similar location. Should the Landlord receive a bona fide Offer to Lease from a third party for the said space, then the Tenant shall have ten (10) business days, from receipt of such notice from Landlord to exercise in writing this First Right of Refusal. If the Tenant gives up this right, and the space once again becomes available during the existing Term, then the First Right of Refusal shall remain in effect.

PARKING:

The Landlord will provide unlimited free on-site surface parking for business use for the vehicles of employees and visitors during the entire Term and Renewal Term of the Lease.

KEYS:

The Landlord shall supply the Tenant with the keys for the main front entry door and suite entry for all employees at no cost to the Tenant.

COMMISSIONS:

A Commission of two and one half percent (2.5%) of the total value of the net rent on a ten(10) year Term will be paid to David Land Real Estate Ltd. Upon the Tenant having occupied the Premises and the Lease having been fully executed by the Tenant.

SPACE PLAN ALLOWANCE:

The Landlord shall contribute One Thousand and Five Hundred ($1,500.00) to Jeannie Judge towards the space planning expenses as provided for in the Offer to Lease forthwith upon execution of this Lease if not already paid prior to the execution hereof. The Landlord shall also pay for the work completed at UniPark III for the initial space plan which will not be included in the above Space Plan Allowance.

                                  SCHEDULE "E"
                                 LANDLORD'S WORK

The following Landlord's Work will be completed by September 15th, 1996, or earlier at the sole cost to the Landlord, and will not be included as part of the Turnkey as outlined in Schedule "F".

1) Any necessary demolition to bring the space back to base building. The Tenant has the right to reuse any existing items on the first floor including, but not limited to, improvements or fixtures at no extra cost to the tenant. The Landlord will repair any damage to the base building surfaces as a result of such demolition to receive new finished as per the Tenant's specifications.

2)  Any burnt out lights and ballasts will be replaced.

3) All ceiling tiles will be removed prior to construction and replaced after completion. Any damaged or discoloured ceiling tiles will be replaced. Any damaged ceiling grid will be replaced.

4) Landlord shall provide interior double glass suite entry doors as per the Tenant's specifications, and any necessary building standard egress door. Should the Landlord not agree to the interior door, then the Landlord shall be required to install exterior glass entry doors, and an interior vestibule as per the Tenant's specifications.

5) The floor shall be brought back to smooth concrete, and sealed ready to receive floor covering as per Tenant's specifications.

6) Demising walls, (to slab and insulated) to be erected as per the Tenants specifications, exterior and interior will be finished in drywall, taped, primed and painted as per Tenant's specifications. All the existing demising walls must also be insulated and to slab, and repaired if necessary.

7)  Building standard window covering will be installed by the Landlord.

8) Power distribution. The Landlord will be responsible to bring the necessary power distribution from the designated electrical panel to the Tenant's Premises.

9) Telephone distribution. The Landlord will be responsible to bring any necessary Telephone distribution to the Telephone closet located on the ground floor.

10) The Landlord will provide sprinklers in the Premises to comply with all fire regulations, should it be required by governmental authorities.

11) The Landlord will install standard base building mechanical distribution. The Tenant will be responsible to reconfigure the distribution as per plans.

12)  Landlord will relocate any fire hose cabinets if so required.

13) Landlord will replace or repair all windows within the Premises and will guarantee that any future repairs or replacements will be at the expense of the Landlord, for the first (1st) year of the Term.

14) The Landlord will recarpet and recover the walls of the first floor corridors. The Landlord will make best efforts to consult where ever possible with the Tenant on the colour selections being used.

                                  SCHEDULE "F"
                 TURNKEY FOR THE TENANT'S LEASEHOLD IMPROVEMENTS

The following Tenant's Leasehold Improvements will be performed by the Landlord on behalf of the Tenant as a Turnkey, up to a maximum amount of Twenty Dollars ($20.00) per square foot. The Landlord shall act as general contractor and will work with the Tenant to establish a budget and to assist with the expedition of the Turnkey within the proposed budget. Following completion of the Turnkey the Landlord will provide the Tenant with a reconciliation of the Leasehold Improvement portion of the Turnkey (excluding the Generator).

1) All necessary working drawings, and related design fees (excluding the Space Plan).

2)  The distribution of all power, plumbing and cabling within the Premises.

3)  All floor covering within the Premises.

4)  All interior partitioning and mill work as per plans.

5)  Paint with finish coat the interior of the demising wall of the Premises.

6) Installation of any light fixtures above the normal light fixtures provided by the Landlord.

7) Generator: As part of the Twenty Dollar ($20.00) Turnkey Allowance, the Landlord shall allocate up to a maximum amount of Five Dollars ($5.00) per square foot to a Uninterrupted Power Supply needed for the computer equipment which will also include the installation and purchase of the generator. This generator will be independent of the building's main power supply and will be exclusively used the Tenant during the Term or any Renewals. It shall have a capacity of 25KW.

5)  Paint with finish coat the interior of the demising wall